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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      NOVEMBER 4, 1997 (NOVEMBER 3, 1997)



                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as Specified in Charter)




          DELAWARE                     0-11772                    25-1411971
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                55 ACCESS ROAD
              WARWICK, RHODE ISLAND                                  02886
(Address of Principal Executive Offices)                          (Zip Code)




       Registrant's telephone number, including area code: (401) 732-6520
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                       INDEX TO CURRENT REPORT ON FORM 8-K
                            OF NU-TECH BIO-MED, INC.
                                NOVEMBER 4, 1997


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ITEM 5.  OTHER EVENTS                                                         3


SIGNATURES                                                                    4
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ITEM 5.  OTHER EVENTS.

         On November 3, 1997, the Registrant announced that its subsidiary, Analytical Biosystems Corporation ("ABC"), has temporarily suspended the marketing of its Fluorescent Cytoprint Assay ("FCA"), which is a specialized clinical laboratory assay used in assisting in the selection of chemotherapeutic drugs most likely to be effective in treating a cancer patient's solid mass tumor. With the suspension of current direct marketing efforts of the FCA, the Company and ABC intend to investigate the feasibility of resuming such marketing efforts through an alliance or joint venture whereby the FCA would be marketed and sold through an entity having national sales capability, and the assay performed by either ABC or an entity to whom technology has been licensed by ABC. At the present time, the Company has not entered into any discussions with any entity relating to the marketing and sale of the FCA or the licensing of ABC's FCA technology, and no assurance may be given that the Company will be able to market and sell its FCA through alternate means. ABC has ceased processing specimens for assay, and intends to suspend its laboratory operations in Rhode Island.

         While intending to proceed with identifying alternate marketing and sales arrangements for the FCA, the Company's presence as a full service licensed clinical laboratory will continue through its acquisition of a majority interest in Physicians Clinical Laboratory, Inc., whose business is presently located and concentrated in the state of California.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                        NU-TECH BIO-MED, INC.


                        By:  /s/ J. Marvin Feigenbaum
                             ---------------------------------------------------
                              Name:      J. Marvin Feigenbaum
                              Title:     Chairman of the Board, President, Chief
                                         Executive and Chief Financial Officer


Date:       November 4, 1997


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